Exhibit 5.1

September 16, 2013

UMB Financial Corporation

1010 Grand Blvd.

Kansas City, Missouri 64106

Re:	Sale of Up to 4,485,000 shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to UMB Financial Corporation, a Missouri corporation (the “Issuer”), in connection with the public offering of up to 4,485,000 shares (which includes 585,000 shares to cover the underwriters’ option to purchase additional shares) (the “Shares”) of the Issuer’s Common Stock, par value $1.00 per share (the “Common Stock”). On September 10, 2013, the Issuer entered into an Underwriting Agreement, dated September 10, 2013 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and as representative of the other underwriter named therein (the “Underwriters”), relating to the sale by the Issuer to the Underwriters of the Shares.

This opinion letter is being delivered in accordance with the requirement of Item 601(b)(5) of Regulation S-K under the Securities Act.

As the basis for the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (1) the registration statement on Form S-3 (File No. 333-188082) of the Company, relating to common stock, preferred stock, depositary shares and other securities of the Company, filed with the Securities and Exchange Commission (the “Commission”) on April 23, 2013, under the Securities Act of 1933 (the “Securities Act”) allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), (such registration statement, being hereinafter referred to as the “Registration Statement”), (2) an executed copy of the Underwriting Agreement, (3) certified copies of the Company’s Restated Articles of Incorporation, as amended, recently issued by the Secretary of State of the State of Missouri (the “Missouri Secretary of State”), (4) copies of the Amended and Restated Bylaws of the Company, (5) copies of authorizing resolutions of its Board of Directors as recently certified to us by an officer of the Company; and (6) such other agreements, certificates, documents, decrees, orders, records and papers, including certificates of public officials and certificates of officers or other representatives of the Company and its Subsidiaries as we have deemed relevant or necessary to give the opinions and confirmations set forth below.

We have relied, with respect to certain factual matters relevant to this opinion letter, on the representations and warranties of the parties set forth in the Underwriting Agreement and the factual certificates or comparable documents of officers and other representatives of the Issuer as we have deemed relevant or necessary to express the opinions set forth below, all of which representations, warranties, certificates and documents we have assumed, without independent investigation on our part, to be true, correct and complete as of the date hereof.

UMB Financial Corporation

September 16, 2013

In issuing this opinion letter, with your permission we have assumed, without independent investigation on our part, that (a) each agreement, certificate, document, record or paper covered by, or reviewed or otherwise relied upon by us in connection with expressing, a particular opinion set forth in this opinion letter (each, a “Reviewed Document”) and submitted to us as an original is authentic; (b) each Reviewed Document submitted to us as a certified, conformed, telecopied, photostatic, electronic or execution copy conforms to the original of such document, and each such original is authentic; (c) all signatures appearing on Reviewed Documents are genuine; (d) the legal capacity for all purposes relevant hereto of all natural persons; and (e) the Underwriting Agreement constitutes the legal, valid and binding obligation of each party thereto enforceable against each such party in accordance with its terms.

Our opinions expressed herein are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (I) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditors’ rights, including the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers, (II) the limitations imposed by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (III) public policy considerations which may limit the rights of parties to obtain certain remedies.

We express no opinion herein as to matters involving the laws of any jurisdiction other than the present laws of the United States of America and the present laws of the State of Missouri (excluding local laws). We advise you that the issues addressed by this opinion letter may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws that may actually govern.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that as of this date:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Missouri with full corporate power and authority to issue the Shares

2. The Shares have been duly authorized by all requisite corporate action on the part of the Company under Chapter 351 of the Revised Statutes of Missouri and, all such Shares when re-issued from the Issuer’s treasury shares and paid for in accordance with the Underwriting Agreement described in the Prospectus comprising a part of the Registration Statement will be validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

UMB Financial Corporation

September 16, 2013

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to the Underwriting Agreement with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to the Underwriting Agreement; and

(c) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates.

In addition, in rendering the foregoing opinions we have assumed that neither the execution and delivery by the Issuer of the Underwriting Agreement nor the consummation by the Issuer of the transactions contemplated thereby, including the issuance and sale of the Shares: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Issuer or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Issuer or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Issuer or its property is subject.

This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond those expressly stated herein. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement. Our opinions set forth in this opinion letter are based upon the facts in existence and the applicable laws in effect on the date hereof, and we expressly disclaim any obligation to update or supplement our opinions in response to changes in any law by legislative or regulatory action, judicial decision or otherwise becoming effective hereafter or future events or circumstances affecting the Shares and becoming known to us after the date hereof.

We consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus supplement comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

STINSON MORRISON HECKER LLP

/s/ Stinson Morrison Hecker LLP